Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED & RESTATED

MEMORANDUM OF ASSOCIATION

OF

UTi WORLDWIDE INC.

A COMPANY LIMITED BY SHARES

1	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association, if not inconsistent with the subject or context:

“A Director” means any person being a director and designated as such by a Resolution of Directors pursuant to the provisions of Regulation 10;

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the Articles of Association of the Company, as amended from time to time;

“authorized capital” means the sum of the aggregate par value of all Shares with par value which the Company is authorized by its Memorandum to issue, if any, plus the amount, if any, stated in its Memorandum as authorized capital to be represented by Shares without par value which the Company is authorized by its Memorandum to issue;

“B Director” means any person being a director and designated as such by a Resolution of Directors pursuant to the provisions of Regulation 10;

“capital” means the sum of the aggregate par value of all outstanding Shares with par value of the Company and Shares with par value held by the Company as Treasury Shares plus

(a)	the aggregate of the amounts designated as capital of all outstanding Shares without par value of the Company and Shares without par value held by the Company as Treasury Shares; and

(b)	the amounts as are from time to time transferred from surplus to capital by a Resolution of Directors;

“C Director” means any person being a director and designated as such by a Resolution of Shareholders or Resolution of Directors pursuant to the provisions of Regulation 10;

“Chairman of the Board” means the person appointed as the chairman of the board of the Company or such other person designated to fulfill such role by the directors, from time to time in accordance with Regulation 17;

“chief executive officer” means the person appointed as the chief executive officer of the Company or such other person designated to fulfill such role by the directors, from time to time in accordance with Regulation 17;

“Class A Preference Shares” means the no par value Class A preference Shares having the rights set out in this Memorandum;

“Class B Preference Shares” means the no par value Class B preference Shares having the rights set out in this Memorandum;

“Company” means UTi Worldwide Inc.;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means an individual, company, corporation, trust, the estate of a deceased individual, joint venture, limited liability company, public company limited, public limited company, partnerships and unincorporated association of persons and any other entity approved by Resolution of Directors;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Memorandum” means this Memorandum of Association of the Company, as amended from time to time;

“Ordinary Shares” means the no par value ordinary, participating, redeemable Shares having the rights set out in this Memorandum;

“plurality” means the greatest number of votes, provided that such number of votes constitute a simple majority of votes;

“Preferred Shares” means the Class A Preference Shares and the Class B Preference Shares jointly;

“public disclosure” means any disclosure in a press release issued or disseminated in a manner designated to provide broad, non-exclusionary distribution of the information to the public or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a registration statement under the Securities Act;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)
a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted; or

(b)
a resolution consented to in writing by three-quarters of the directors or by two-thirds of the members of a committee of directors of the Company with three members or by three-quarters of the members of a committee of directors of the Company other than those committees with three members, as the case may be;

“Resolution of Shareholders” means a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of (i) in all matters other than the election of directors, a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained, (ii) in all matters other than the election of directors, a majority of in excess of 50% of the votes of each class or series of Shares entitled to vote thereon as a separate class or series which were present at the meeting and were voted and not abstained, and (iii) in relation to the election of directors by the Shareholders, a plurality of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained;

 “Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Securities and Exchange Commission” means the United States Securities and Exchange Commission;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of Shareholders of the Company as the holder of one or more Shares or fractional Shares;

“surplus” means the excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company’s capital;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act, the Memorandum or the Articles as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa, and the masculine, feminine or neuter gender shall equally, where the context admits, include the others.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein or therein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum.

2	NAME

The name of the Company is UTi Worldwide Inc.

3	STATUS

3.1	The Company is a company limited by shares.

3.2
The Company was incorporated on the 30th day of January 1995 pursuant to the International Business Companies Act (Cap. 291) and immediately prior to its automatic re-registration under the BVI Business Companies Act, it was governed by the International Business Companies Act.

4	REGISTERED OFFICE AND REGISTERED AGENT

4.1	At the time of filing of the notice disapplying Part IV of Schedule 2 of the Act, the registered office of the Company is at Midocean Chambers, Road Town, Tortola, British Virgin Islands.

4.2
At the time of filing of the notice disapplying Part IV of Schedule 2 of the Act, the registered agent of the Company is Midocean Management and Trust Services (BVI) Limited of Midocean Chambers, P.O. Box 805, Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Directors change the location of its registered office or change its registered agent.

4.4
Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6	NUMBER AND CLASSES OF SHARES

6.1	The Company is authorized to issue 600,000,000 no par value Shares which may be Ordinary Shares, Class A Preference Shares or Class B Preference Shares provided that there shall at any time be:

(a)	a maximum of 500,000,000 Ordinary Shares;

(b)	a maximum of 50,000,000 Class A Preference Shares; and

(c)	a maximum of 50,000,000 Class B Preference Shares.

6.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.3	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

7	RIGHTS OF SHARES

7.1	All Ordinary Shares shall:

(a)	have one vote each;

(b)	be subject to redemption, purchase or acquisition by the Company for fair value; and

(c)	have the same rights with regard to dividends and distributions upon liquidation of the Company.

7.2
The rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be stated in this Memorandum which shall be amended accordingly prior to the issue of any such Preferred Shares. Such rights, privileges, restrictions and conditions may include:

(a)	the number of Shares and series constituting that class and the distinctive designation of that class;

(b)
the dividend rate on the Shares of that class (if any), whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on any other class or classes of Shares;

(c)	whether that class shall have voting rights and, if so, the terms of such voting rights;

(d)
whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e)
whether or not the Shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting Shares for redemption if less than all Shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may be less than fair value and which may vary under different conditions and at different dates;

(f)	whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of Shares of that class, and, if so, the terms and amounts of such sinking fund;

(g)
the right of the Shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional Shares (including additional Shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding Shares of the Company;

(h)	the right of the Shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in relation to, the comparable rights of any other class or classes of Shares; and

(i)	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

7.3	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to the Articles.

8	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any particular class may only be varied, whether or not the Company is in liquidation, by a resolution passed at a meeting by the holders of not less than 50% of the issued Shares in that class, unless otherwise expressly provided for by the terms of issue of Shares of that class.

9	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10	REGISTERED SHARES

10.1	The Company shall issue registered Shares only.

10.2	The Company is not authorized to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

11.1
Subject to Clause 8 and Sub-Clause 11.2 below, the Company may amend the Memorandum or the Articles by (i) Resolution of Shareholders provided that as a prior condition to such amendment the Board of Directors have approved such amendment; or (ii) Resolution of Directors, save that no amendment may be made only by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles; or

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders.

11.2
Notwithstanding the generality of Sub-Clause 11.1, an affirmative vote of (a) 66⅔ percent or more of the directors of the Company or (b) the holders of 66⅔ percent or more of the voting power of the then outstanding Shares entitled to vote thereon, voting together as a single class, provided that as a prior condition to such vote by the Shareholders, the Board of Directors have approved the subject matter of the vote (each, a “Supermajority Vote”) shall be required to:

(a)
alter, amend, repeal or adopt any provision which is inconsistent with any provision of Clauses 6, 7, 8, 9 or this Clause 11, of this Memorandum of Association, or Sub-Regulations 8.1, 8.2, 8.3, 8.4, 8.16, 8.17, 8.18, 8.25, 9.2, 10.1, 10.2, 10.3, 10.4, 11.1 and 14.1 or Regulations 19 and 25 of the Articles of Association; or

(b)
approve any merger of the Company which would, directly or indirectly, have the effect of making changes to this Memorandum or to the Articles which would require a Supermajority Vote if effected directly as an amendment to this Memorandum or to the Articles.

11.3	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

We, MIDOCEAN MANAGEMENT AND TRUST SERVICES (BVI) LIMITED, of 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 30th day of January 1995 in the presence of:

[Sgnd: L Gumbs] ………........................	[Sgnd: J Prescott] ………........................

L GUMBS	J PRESCOTT

Witness	Subscriber

9 Columbus Centre	Authorized Signatory
Pelican Drive, Road Town	Midocean Management and Trust
Tortola	Services (BVI) Limited